SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SUPPORTSPAN, INC.
(Exact Name of Small Business Issuer in its Charter)

NEVADA		20-8755674
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

422 Oakland Drive
Raleigh, NC 27609
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

D. Chad Allison
422 Oakland Drive
Raleigh, NC 27609
Telephone No.: (919) 782-5155

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	651,000	$ .10	$65,100	$2.00

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 8,  2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUPPORTSPAN, INC.
651,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 651,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June 8, 2007

ABOUT OUR COMPANY

SupportSpan, Inc., a Nevada Corporation was formed on March 13, 2007. We are a tech-support firm that will provide on-line remote support services to small businesses and self-employed professionals. Initially, Information Technology (IT) services will be supplied by our President, Mr. D. Chad Allison on an as needed basis. Clients will receive our assistance by contacting our virtual call center where technician(s) will be available to diagnose and resolve issues through the use of remote screen-sharing software. Mr. Allison intends to hire additional IT specialists as our client base expands.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (March 13, 2007) through May 31, 2007 are derived from our audited financial statements.

From Inception- March 13, 2007 through May 31, 2007
STATEMENT OF OPERATIONS

Revenues	-
Net Loss	(14,900)
Total Operating Expenses	14,900

As of May 31, 2007
BALANCE SHEET DATA

Cash	55,700
Total Assets	55,700
Total Liabilities	1,100
Stockholders’ Equity	54,600

WHERE YOU CAN FIND US

Our principal executive offices are located at the home office of our President and Chief Executive Officer, Mr. D. Chad Allison, 422 Oakland Drive, Raleigh, North Carolina, 27609 and our telephone number is (919) 782-5155.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada on March 13, 2007. We have no significant assets, limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to May 31, 2007, we have incurred a net loss of $14,900, and an accumulated deficit of $14,900. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of an upgrade of our website, launching of new online-dating related features and the execution of our marketing plan to increase our member base.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $30,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and execute our business plan, as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF D. CHAD ALLISON, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of D. Chad Allison, our sole officer and director. We currently do not have an employment agreement with Mr. Allison. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.

These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

WE HAVE NEVER PAID A DIVIDEND AND HAVE NO PLANS TO PAY A DIVIDEND IN THE IMMEDIATE FUTURE.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in May 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 651,000 shares of our common stock held by 36 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in May 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
David R. Allison	3,000	3,000	0	0
Cynthia G. Botts	10,000	10,000	0	0
David Botts	25,000	25,000	0	0
Dewey Botts	25,000	25,000	0	0
Dorothy R. Botts	25,000	25,000	0	0
Jason W. Botts	10,000	10,000	0	0
Teresa B. Bunch	50,000	50,000	0	0
Steven Byrd	3,000	3,000	0	0
John Mark Diachenko	5,000	5,000	0	0
J. Howard Ellington	10,000	10,000	0	0
Helen Henson	10,000	10,000	0	0
Jennifer E. Henson	5,000	5,000	0	0
Stephen B. Henson	5,000	5,000	0	0
G. Douglas Hicks	5,000	5,000	0	0
Robert H. Hull	10,000	10,000	0	0
Hayes A. Hyman	10,000	10,000	0	0
Frank R. Kulisky	30,000	30,000	0	0
Patrick Le Mehaute	2,500	2,500	0	0
Suzanne Le Mehaute	2,500	2,500	0	0
Pat Legere-Hicks	5,000	5,000	0	0
Ralph S. Pickett	50,000	50,000	0	0
James Sherrer III	10,000	10,000	0	0
James Sherrer Jr.	10,000	10,000	0	0
James W. Sherrer Sr.	25,000	25,000	0	0
Katherine Sherrer	10,000	10,000	0	0

Rebecca Sherrer	10,000	10,000	0	0
Shirley Sherrer	25,000	25,000	0	0
Thomas Shute	10,000	10,000	0	0
Beth Marie Siracuse	40,000	40,000	0	0
James S. Smitherman, Jr.	2,500	2,500	0	0
Susan D. Smitherman	2,500	2,500	0	0
Ashley Y. Sullivan	50,000	50,000	0	0
Emily D. Sullivan	50,000	50,000	0	0
Yvonne D. Sullivan	50,000	50,000	0	0
Whitney Wilson	25,000	25,000	0	0
W. Edward Yopp IV	30,000	30,000	0	0

Except as set forth below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	Has had a material relationship with us other than as a shareholder at
Any time within the past three years; or
-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

Mr. D. Chad Allison is personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement. Mr. D. Chad Allison did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions. David Allison is the father of D. Chad Allison our sole officer and director.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of June 8, 2007 is as follows:

NAME	AGE	POSITION

D. Chad Allison	36	President, Chief Executive Officer, and Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

D. Chad Allison is our founder and has served as President, Chief Executive Officer and Chairman of our Board of Directors since inception in March 2007 Since November of 2002 Mr. Allison has been providing a wide range of technology support services. Responsibilities include the implementation and maintenance of SOHO, small business and enterprise-level networks as well as consumer electronics and home theater systems. Mr. Allison began his technology career in 1996 as a customer service agent for telecommunications giant MCI then quickly moved into a tech support/helpdesk position. Mr. Allison then went on to further build an in depth understanding of computer network technologies as an enterprise network engineering consultant with Bluestorm Consulting then NetEffect Corp.

Employment Agreements/ Terms of Office

D. Chad Allison, the sole member of our Board of Directors and sole officer, presently does not have an employment agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 8, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	D. Chad Allison 422 Oakland Drive Raleigh, North Carolina	5,000,000	88.50%

Common Stock	All executive officers and directors as a group	5,000,000	88.50%

(1)	The percent of class is based on 5,651,000 shares of our common stock issued and outstanding as of June 8, 2007.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 8, 2007, 5,651,000 shares of common stock are issued and outstanding and held by 37 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our sole director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in March 2007 in Nevada and 5,000,000 shares of common stock were issued to D. Chad Allison.

DESCRIPTION OF BUSINESS

General

SupportSpan, Inc., a Nevada Corporation was formed on March 13, 2007. We are a tech-support firm that will provide on-line remote support services to small businesses and self-employed professionals. Initially, Information Technology (IT) services will be supplied by our President, Mr. D. Chad Allison on an as needed basis. Clients will receive our assistance by contacting our virtual call center where technician(s) will be available to diagnose and resolve issues through the use of remote screen-sharing software. Mr. Allison intends to hire additional IT specialists as our client base expands.

Industry

Globally the demand for technology is larger now than ever. With an estimated 400 million PC owners today there are no signs that demand for support is slowing down. Today there are complex elements in dealing with personal computers (PC). A computer may be made somewhere in Taiwan running an operating system developed in Seattle while trying to install business software developed in California. This reality greatly increases the odds for set-up, operational and maintenance problems occurring. There is a large market in this field for support companies. For SupportSpan, access to our customer-base will be limited only to domestic users who are connected to the Internet via a broadband (high-speed) Internet connection.

Operations

Our services will be catered toward small businesses, self-employed and virtual office workers who have a budget for our services. We believe our customers are likely to give us repeat business as comprehensive technology support is a factor in the success of their business. Our intent is to build lasting relationships with our clients.

We will hire support specialists on both a full time and part time basis as our customer-base grows. We will seek to maintain high employee retention. We will not use independent contractors. This will allow us greater control over our employees and provide for greater control of their work. We will only hire employees who are experienced helpdesk professionals and are qualified in our targeted areas of technical expertise. Our technicians will have at least 2 years of tech support experience to be eligible for employment and references will be required.

Interaction with our customers will include multi-channel services provided through our web-based support platform. Multi-channel support includes various options for interaction with customers beyond traditional telephone communication to include, email, web chat and web self-service. We will offer multi-channel services to give customers the flexibility to choose their preferred communication channel on a case by case basis. Web self-service is a variation of customer relationship management (CRM) where customers are able to complete routine tasks over the Internet without the need for direct interaction with a support representative. This technique is referred to as customer self-service (CSS). Self-service provides the customer with immediate access to information regardless of time-of-day which prevents the need to wait for a returned phone call or email reply from a representative.

Specific services which we will provide to our customer will include but not be limited to the following:

Desktop Assistance & Training - “Desktop” refers to a computer’s operating system and/or graphical user interface such as Windows XP. We will provide support and training for several versions of Microsoft operating systems including Windows XP and Vista. We will also provide assistance with most Windows-compatible applications and peripherals:

Microsoft Office Suite

Antivirus, anti-spyware and firewall configuration

Email configuration and spam control

Peripherals (most USB-attached hardware such as printers, scanners, web-cams and devices which may rely on synchronization with a PC such as a RIM Blackberry or Palm Treo)

Computer Maintenance & Troubleshooting

s	Windows updates

s	Virus and spyware removal

s	Disk clean-up

s	Data back-up and recovery

SoHo (small office/home office) Network Support - “Network” refers to a group of connected computer devices which are able to communicate with one another locally and usually share access to the Internet via a common gateway. We will provide support with the following example network devices:

s	Router Configuration (including firewall and VPN connectivity)

s	Wireless network devices (access points, repeaters, wireless network cards, etc)

s	NAS (Network Attached Storage)

s	File and print servers

Road Warrior Assistance

s	Wireless connectivity assistance in various public environments such as airports and hotels

s	Connectivity planning and research prior to client travel

VCCP (Virtual Call Center Platform)

As mentioned prior, our services will be delivered to our clients via a virtual call center. Our virtual call center platform will be comprised of various Internet and web-based tools which will allow both our technicians and clients to communicate and interact. These tools are further defined as follows:

·
Web Interface - We will hire a web design and integration firm to build our website. Our production website will operate on dedicated server hardware at a reputable web-hosting facility with 100% guaranteed uptime. Some key tools and services to be provided via our web interface will include a trouble ticketing system, client account management, e-commerce (shopping cart, billing and invoicing) and the marketing/promotion of our services.

s
VoIP (Voice over Internet Protocol) - Voice communications over the Internet has become extremely reliable in recent years. VoIP technology will allow our business to operate with a significant reduction in operating costs by eliminating the need to rely on traditional telecommunications networks for long distance calls. VoIP will also enable our staff to communicate with customers from any location by logging into our phone system over the Internet. This phone system will be hosted, managed and configured per our specifications by our chosen VoIP solutions provider.

s
Remote Control (screen-sharing) - Screen-sharing technology will allow our staff to operate client’s computers remotely. There are several solutions available on the market today which provide screen-sharing functionality. Our goal is to utilize a set of remote control products which provide the most flexible, secure and reliable connections possible.

Internally we seek to ensure the quality of our support services through employee training, knowledge management and quality monitoring. Our single biggest investment will be in our support personnel. Our goal is to assure they are offering excellent service to our customers and adding value to long term customer relationships. Knowledge management, as it relates to our business, is the practice of creating and maintaining a centralized repository of support information in order to help us offer a higher first call resolution rate and decrease customer case duration. Quality monitoring, the practice of listening in on support calls, will enable us to gauge agent performance and provide constructive feedback.

We view the quality of services as the key to our success. We intend to continually fine-tune and optimize our business management practices by joining the SSPA (Service and Support Professionals Association). Founded in 1989, the SSPA is a highly respected industry trade organization for support professionals. SSPA membership has grown substantially with nearly 200 member companies representing tech support organizations around the world.

Marketing

Our primary marketing strategy will be achieved online through the use of services such as Google AdWords. To maximize our exposure we intend to manage our search word phrases through the consulting services of JumpFly. We will also attract business on a grassroots-level by creating our own blog and participating in social networking sites including MySpace.com and BizFriendz.com. We will market our services through traditional means including advertising in magazines, newspapers, flyers, yellow page and mailers. We will also utilize the following customer-based marketing strategies:

s	Customer referral system where existing clients receive a discount or monetary reward for bringing in new business.

s	Increase the total revenue per customer by offering added services including remote system monitoring and pro-active maintenance.

s	We will encourage customers to post banners on their websites which advertise our services to their customers and associates.

s
We intend to establish strategic partnerships including cooperative advertising. Examples include building partnerships with various local hardware repair businesses. Any hardware issues requiring on-site support will need to be handled by one of our recommended local service partners. These partners may in-turn advertise or recommend our services.

Competition

We will compete directly with other independent technology service providers and with companies such as Best Buy's Geek Squad or Geeks on Call. These entities provide both remote and on-site support. Many of our competitors focus primarily on on-site services with remote support as a secondary means of assistance. Since we are a remote-only support solution, we are able to eliminate all operating costs associated with on-site support such as lost productivity due to road-time, travel expenses, hardware handling and various types of necessary insurance coverage. Many of these companies are limited to geographic restrictions which simply do not exist when services are provided over the Internet.

There are other companies providing remote-only services today. Our plan is to position ourselves as a highly reputable IT service provider. We will research our competitors and learn from their strengths and weaknesses. We believe there is sufficient business in the IT field for many competitors to operate successfully. It is impossible to operate a small business today without the use of computers and various other technology, most requiring IT support.

Website

Currently our website is not operational. We have reserved the domain name of SupportSpan.net. We believe the development cost of our site will be $15,000 and the cost for hosting will be $350 per month.

Procedure for Tech Support Service

For example, a customer in need of tech support service:

·	Goes to http://www.SupportSpan.net and then calls our toll free number.
·	A North American-based SupportSpan technician answers the call and initiates a remote control session to the customer's computer while the customer watches.
·	The SupportSpan technician diagnoses and resolves the problem.

Customer Payment Process

Customers can attain our services on a contractual or hourly basis. Contract-based services may be either month-to-month or 6 month increments of up to two years. Within the contracted timeframe all support calls are included. With the contract the fee rate will be reduced from the standard hourly rate.

Alternately, customers may seek our services on an hourly basis. SupportSpan service options will be outlined on our website where customers will be able to manage their accounts. Payment for our services will be handled by a secure payments processing service. We plan on utilizing the VeriSign service.

Employees

As of June 8, 2007, we have no employees other than D. Chad Allison, our sole officer and director.

MANAGEMENT DISCUSSION AND ANALYSIS

The following information specifies certain forward-looking statements of management of the Company.  Forward-looking statements are statements that estimate the happening of future events are not based on historical fact.  Forward-looking statements may be identified by the use of forward-looking terminology such as, “may,” “shall,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms.  The forward-looking statements specified in the following information have been complied by our management and considered by management to be reasonable.  Our future operating results, however, are impossible to predict and no representation, guaranty or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of these forward-looking statements.  No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Overview

SupportSpan, Inc., a Nevada Corporation was formed on March 13, 2007. We are a tech-support firm that will provide on-line remote support services to small businesses and self-employed professionals. Initially, Information Technology (IT) services will be supplied by our President, Mr. D. Chad Allison on an as needed basis. Clients will receive our assistance by contacting our virtual call center where technician(s) will be available to diagnose and resolve issues through the use of remote screen-sharing software. Mr. Allison intends to hire additional IT specialists as our client base expands.

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates continuation as a going concern.  However, we have not generated any operating revenue, expect to generate operating losses during some or all of our planned development stages, and have a negative cash flow from operations, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

Plan of Operations

During the next twelve to thirty six months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees.

Our specific goal is to complete the development of our website, assemble a client database and form strategic partnerships with related product providers. We intend to accomplish the foregoing through the following milestones:

1. We intend to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30-60 days. We believe that it will cost $10,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

2. After our office is established, we intend to contact potential partnership relationship partners with computer hardware repair companies in various strategic markets. The intent is to gauge their interest in offering their products and services on our website. We plan to attend industry trade shows that are oriented towards meeting new alliance partners and creating opportunities for us to develop important relationships. We will also hire an outside web designer to begin development of the website. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $10,000 in order to have our website initially operational. Both the initial operation of the website and the database is anticipated to be ready within 120 days. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

3.  As soon as our website is operational, which as we have said will be approximately 120 days, we will begin to market our website. We will review, select and employ effective traditional sources such as trade magazines, conventions and conferences, newspaper advertising, telephone directories and flyers / mailers. We will also attend tradeshows and conferences. Initially we will aggressively court the key database of contacts provided by our president, D. Chad Allison. We may utilize inbound links that connect directly to our website from other sites.

Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $10,000 for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation.

4.  Within 90 days from the initial launch of our website, we believe that we will begin generating fees from our on-line remote support services.

In summary, we should be in full operation and receiving orders within 120 days. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our website is fully operational, we do not believe that clients will use our support services. We believe, however, that once our website is operational and we are able to provide our intended on-line service offerings potential clients will utilize our services.

If we are unable to attract clients to use our on-line services, or if we are unable to negotiate suitable terms with service providers or strategic partners to enable cooperative advertising, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Results of Operations

For the period from inception through May 31, 2007, we had no revenue. Expenses for the period totaled $14,900 resulting in a loss of $14,900. Expenses of $14,900 for the period consisted mostly of professional fees.

Capital Resources and Liquidity

As of May 31, 2007 we had $55,700 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $ 30,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Critical Accounting Policy and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 422 Oakland Drive, Raleigh, North Carolina 27609. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 13, 2007 and 5,000,000 shares of common stock were issued D. Chad Allison at $.0001 price per share. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares.

During the period from March 13, 2007 (Inception) to May 31, 2007 the Company’s president, D. Chad Allison, contributed services and office expenses with a fair value of $3, 500 and $400 respectively.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 37 shareholders of both our common stock.

Rule 144 Shares

As of June 8, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March, 2008, the 5,000,000 shares issued to D. Chad Allison will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2009, the 651,000 shares of our common stock held by the thirty-six shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 56,510 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal year ended May 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

D. Chad Allison President, Chief Executive Officer and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through June 8, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending June 8, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF MAY 31, 2007

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF MAY 31, 2007

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM MARCH 13, 2007 (INCEPTION) TO MAY 31, 2007

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM MARCH 13, 2007 (INCEPTION) TO MAY 31, 2007

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MARCH 13, 2007 (INCEPTION) TO MAY 31, 2007

PAGES	6 - 10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
SupportSpan, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of SupportSpan, Inc. (a development stage company) as of May 31, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 13, 2007 (inception) to May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of SupportSpan, Inc. (a development stage company) as of May 31, 2007 and the results of its operations and its cash flows for the period from March 13, 2007(inception) to May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $11,000 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.
Webb & Company, P.A.
June 5, 2007

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MAY 31, 2007
ASSETS

CURRENT ASSETS
Cash	$55,700
TOTAL ASSETS	$55,700

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Loan payable - stockholders	$1,100

TOTAL LIABILITIES	1,100

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 5,651,000shares issued and outstanding	565
Additional Paid-In Capital Accumulated deficit during development stage	68,935 (14,900)
Total Stockholders’ Equity	54,600

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,700

See accompanying notes to financial statements.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 13, 2007 (INCEPTION)
TO MAY 31, 2007

OPERATING EXPENSES
Professional fees	$11,000
General and administrative	3,900
Total Operating Expenses	14,900

LOSS FROM OPERATIONS	(14,900)

Provision for Income Taxes	-

NET LOSS	$(14,900)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	5,230,845

See accompanying notes to financial statements.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM,MARC 13, 2007 (INCEPTION)
TO MAY 31, 2007

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Deficit During Development
	Shares	Amount	Shares	Par	Capital	Stage	Total
Balance March 13, 2007	-	$-	-	$-	-	$-	$-
Common stock issued to founder ($0.0001 per share)	-	-	5,000,000	500		-	500
Common stock issued for cash ($0.10 per share)	-	-	651,000	65	65,035	-	65,100
In kind contribution of services					3,500		3,500
In kind contribution of office expense					400		400
Net loss for the period from March 13, 2007 to May 31, 2007	-	-	-	-	-	(14,900)	(14,900)

BALANCE, MAY 31, 2007	-	$-	5,651,000	$565	68,935	$(14,900)	$54,600

See accompanying notes to financial statements.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 13,2007(INCEPTION)
TO MAY 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,900)
Adjustments to reconcile net loss to net cash used in operating activities:
In kind contribution- services	3,500
In kind contribution- office expense	400
Net Cash Used In Operating Activities	(11,000)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholder loans	1,100
Proceeds from sale of common stock	65,600
Net Cash Provided By Financing Activities	66,700

NET INCREASE IN CASH	55,700

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55,700

See accompanying notes to financial statements.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

SupportSpan, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on March 13, 2007 The Company was organized to provide on-line remote support services to small businesses and self-employed professionals. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of May 31, 2007, the Company has a net operating loss carryforward of $11,000 available to offset future taxable income through 2027. The valuation allowance at May 31, 2007 was $3,740. The net change in the valuation allowance for the period ended May 31, 2007 was an increase of $3,740.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of May 31, 2007, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

Revenue from support services is recognized when earned and realizable, which is when persuasive evidence of an arrangement exists, services, if requested by the customers, have been rendered and are determinable, and collectibility is reasonably assured. Revenue from telephone support service contracts is recognized as the services are provided, determined on an hourly basis.

(H) Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

NOTE 2       GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $11,000 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3       LOANS PAYABLE - STOCKHOLDERS

During 2007, stockholders of the Company paid $1,100 for operating expenses on behalf of the Company. The total loans of $1,100 are payable on demand, non-interest bearing and unsecured.

NOTE 4	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

On April 3, 2007, the Company issued 5,000,000 shares of common stock to its founder for cash of $500 ($0.0001 per share).

During the period from March 13, 2007 (Inception) to May 31, 2007 the Company issued 651,000 shares of common stock for cash of $65,100 ($.10 per share).

(B) In-kind Contribution of Services

During the period from March 13, 2007 (Inception) to May 31, 2007 the Company’s president contributed services and payment of office expenses with a fair value of $3, 500 and $400 respectively.

NOTE 5       RELATED PARTY TRANSACTIONS

The president of the Company received 5,000,000 shares of common stock for cash of $500 ($0.0001 per share) (See Note 4).

           During 2007, stockholders of the Company paid $1,100 for operating expenses on behalf of the Company. The total loans of $1,100 are payable on demand, non-interest bearing and unsecured (see Note 3)

SUPPORTSPAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

During the period from March 13, 2007 (Inception) to May 31, 2007 the Company’s president contributed services and office expenses with a fair value of $3, 500 and $400 respectively(See Note 4).

SUPPORTSPAN, INC.
651,000 SHARES OFCOMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Nevada Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Texas Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2
Federal Taxes	0
State Taxes and Fees	0
Transfer Agent Fees	0
Accounting fees and expenses	5,000
Legal fees and expense	15,000
Blue Sky fees and expenses	0
Miscellaneous	0
Total	$20,002

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on March 13, 2007 and 5,000,000 shares of common stock were issued D. Chad Allison at $.0001 price per share. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Allison had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2007, we completed a Regulation D Rule 506 offering in which we sold 651,000 shares of common stock to 36 investors, at a price per share of $.10 for an aggregate offering price of $65,100. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

David R. Allison	3,000
Cynthia G. Botts	10,000
David Botts	25,000
Dewey Botts	25,000
Dorothy R. Botts	25,000
Jason W. Botts	10,000
Teresa B. Bunch	50,000
Steven Byrd	3,000
John Mark Diachenko	5,000
J. Howard Ellington	10,000
Helen Henson	10,000
Jennifer E. Henson	5,000
Stephen B. Henson	5,000
G. Douglas Hicks	5,000

Robert H. Hull	10,000
Hayes A. Hyman	10,000
Frank R. Kulisky	30,000
Patrick Le Mehaute	2,500
Suzanne Le Mehaute	2,500
Pat Legere-Hicks	5,000
Ralph S. Pickett	50,000
James Sherrer III	10,000
James Sherrer Jr.	10,000
James W. Sherrer Sr.	25,000
Katherine Sherrer	10,000
Rebecca Sherrer	10,000
Shirley Sherrer	25,000
Thomas Shute	10,000
Beth Marie Siracuse	40,000
James S. Smitherman, Jr.	2,500
Susan D. Smitherman	2,500
Ashley Y. Sullivan	50,000
Emily D. Sullivan	50,000
Yvonne D. Sullivan	50,000
Whitney Wilson	25,000
W. Edward Yopp IV	30,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
21	Subsidiaries
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Raleigh, State of North Carolina on June 8, 2007.

By:	/s/ D. Chad Allison
D. Chad Allison
President, Chief Executive Officer,
Principal Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints D. Chad Allison, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ D. Chad Allison	President, Chief Executive Officer,
	D. Chad Allison	Principal Accounting Officer and Chairman of the Board of Directors

June 8, 2007